UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: October 19, 2015
(Date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive
Houston, Texas 77042
(Address of principal executive offices and zip code)

(281) 293-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On October 19, 2015, Greg G. Maxwell, Executive Vice President, Finance and Chief Financial Officer of Phillips 66 (the “Company”), announced his intention to retire from this position with the Company effective December 31, 2015.

(c)
On October 19, 2015, the board of directors (the “Board”) of the Company appointed Kevin J. Mitchell as Executive Vice President, Finance and Chief Financial Officer of the Company effective January 1, 2016.

Mr. Mitchell, age 49, has served as the Company’s Vice President, Investor Relations, since joining the Company in September 2014. Prior to joining the Company, he served as the General Auditor of ConocoPhillips from May 2010 until September 2014 and Vice President, Exploration and Production - Strategy, Administration and Technical Services from April 2009 until April 2010. Mr. Mitchell joined Conoco in 1991 and held a variety of finance and accounting positions with Conoco and ConocoPhillips, including General Manager of Upstream Finance, Strategy and Planning; Vice President, Finance and Administration for ConocoPhillips Alaska; and Manager of Treasury Services. Mr. Mitchell is a Certified Internal Auditor and a fellow with the Chartered Institute of Management Accountants.

There are no family relationships between Mr. Mitchell and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. No material plan, contract or arrangement was entered into in connection with his appointment as Executive Vice President, Finance and Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: October 23, 2015	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President, Legal, General Counsel and Corporate Secretary